UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2011

LKQ CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-50404	36-4215970
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

120 North LaSalle Street, Suite 3300 Chicago, IL		60602
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 621-1950

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(e) On December 6, 2010, the Compensation Committee of the Board of Directors approved the following grants of stock options and restricted stock to our named executive officers under the LKQ Corporation 1998 Equity Incentive Plan (the “Plan”). The grants were scheduled to occur on January 14, 2011.

	Stock Options	Restricted Stock
Joseph M. Holsten	100,000	30,000
Robert L. Wagman	60,000	75,000
John S. Quinn	50,000	25,000
Walter P. Hanley	50,000	25,000
Victor M. Casini	50,000	25,000

On January 13, 2011, the Compensation Committee withdrew the above pending grants of stock options and restricted stock, amended the Plan to allow the grant of Restricted Stock Units (“RSUs”), and approved the grant of the following number of RSUs to our named executive officers. The RSU grants were effective as of January 14, 2011. Each RSU converts into one share of LKQ common stock on the applicable vesting date. The RSUs vest with respect to ten percent of the total number of RSUs subject to the awards on each six-month anniversary of the grant date. In the event a named executive officer’s employment or other affiliation with the Company terminates (other than because of death or disability), all unvested RSUs are forfeited. In the event of death or disability, all unvested RSUs become fully vested.

RSUs
Joseph M. Holsten	63,333
Robert L. Wagman	95,000
John S. Quinn	41,667
Walter P. Hanley	41,667
Victor M. Casini	41,667

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description of Exhibit

10.1	LKQ Corporation 1998 Equity Incentive Plan, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 19, 2011

LKQ CORPORATION

By:	/s/ VICTOR M. CASINI
Victor M. Casini
Senior Vice President and General Counsel

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